UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 27, 2008

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon		97204
(Address of principal executive offices)		(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2008, StanCorp Financial Group, Inc. (“StanCorp”) (NYSE: SFG) announced the appointment of Floyd Chadee as Senior Vice President and Chief Financial Officer of StanCorp and its subsidiary Standard Insurance Company effective April 7, 2008.

Mr. Chadee, age 51, will serve on the Company’s Management Committee, and he will be responsible for the corporate finance, corporate actuarial, risk management, treasury, and investor relations functions. He was most recently Senior Vice President and Chief Financial Officer at Assurant Employee Benefits, which is based in Kansas City, Missouri. Assurant Employee Benefits, a part of Assurant, Inc., is a leading provider of employee and employer paid dental, disability, and life insurance products and related services. Mr. Chadee is a graduate from Stanford University with a Ph.D. in Operations Research, and he is a Fellow of the Society of Actuaries (FSA).

The following is a summary of the compensation arrangement in connection with Mr. Chadee’s employment as the Company’s Chief Financial Officer:

-	Initial base salary of $431,250;

-	An annual bonus payable through the Short Term Incentive Plan. Payout for this program is based on final performance against a set of predetermined corporate, divisional and individual goals. Mr. Chadee’s personal target for payout under the Short Term Incentive Plan is equal to 60% of his annual base salary, with maximum targets set at 90% of his annual base salary;

-	Participation in the Company’s Long Term Incentive Plan which includes a grant of 4,750 performance shares which will vest only upon attainment of performance goals during the period from 2008 to 2010 in accordance with the plan;

-	A grant of options to purchase 20,000 shares of StanCorp Financial Group stock received on the date of hire with an exercise price equal to the closing price on the date of grant. The options will vest in quarter increments over the first four years of employment and are exercisable over 10 years;

-	A hiring bonus of $300,000 to be paid in three equal installments over the first two years of employment;

-	Assistance with costs related to his relocation to Portland, Oregon;

-	Participation in the employee benefit plans maintained by the Company for its employees, as well as all other benefits that are generally made available to the Company’s senior executive employees, including participation in the Senior Executive Retirement Plan; and

-	Four weeks of vacation.

Robert M. Erickson, Assistant Vice President and Controller, who has been serving as Principal Financial Officer on an interim basis, will relinquish this role to Mr. Chadee effective April 7, 2008. Mr. Erickson will retain the position of Assistant Vice President and Controller.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	StanCorp Financial Group, Inc. press release dated March 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: March 27, 2008	/s/ Robert M. Erickson
Robert M. Erickson Assistant Vice President, Controller and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*99.1	StanCorp Financial Group, Inc. press release dated March 27, 2008

*	Filed herewith